UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2011

Commission File No. 1-14588

NORTHEAST BANCORP

(Exact name of registrant as specified in its charter)

Maine	01-0425066
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

500 Canal Street Lewiston, Maine	04240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 786-3245

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 18, 2011, Northeast Bancorp (“Northeast”) held its 2011 annual meeting of shareholders. At the annual meeting, the shareholders elected each of Robert R. Glauber, Adam J. Shapiro and Richard Wayne as a director for a term of three years and until their respective successors are duly elected and qualified. In addition, the shareholders (i) approved, on an advisory, non-binding basis, the named executive officer compensation and (ii) ratified the appointment of Shatswell, MacLeod & Company, P.C. as Northeast’s independent registered public accounting firm for the fiscal year ending June 30, 2012.

The voting results of the director election, executive compensation proposal and ratification of the appointment of Shatswell, MacLeod & Company, P.C. are set forth below:

1. To elect the three nominees named in the proxy statement as Class I directors, each to serve for a three-year term and until their respective successors are duly elected and qualified:

	FOR	WITHHOLD	BROKER NON-VOTES
Robert R. Glauber	2,625,482	79,045	374,305

Adam J. Shapiro	2,626,641	77,886	374,305

Richard Wayne	2,628,145	76,382	374,305

2. To hold an advisory, non-binding vote on named executive officer compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,655,831	34,710	13,986	374,305

3. To ratify the appointment of Shatswell, MacLeod & Company, P.C. as Northeast’s independent registered public accounting firm for the fiscal year ending June 30, 2012:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,069,007	6,835	2,990	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

NORTHEAST BANCORP

By:	/s/ Claire S. Bean
Name:	Claire S. Bean
Title:	Chief Financial Officer

Date: November 22, 2011